6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT Elects Raymond L. Owens to Board of Trustees

COLUMBIA, MD (BUSINESS WIRE) March 8, 2021 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced that its Board of Trustees elected Raymond L. Owens to serve on the Company’s Board, effective March 5, 2021.

“We are honored to welcome such a highly experienced, well-regarded real estate professional to COPT’s Board of Trustees,” stated Thomas F. Brady, Chairman of the Board. “In addition to having served as an executive at another public office REIT, Ray brings a wealth of capital markets and investment experience to our Board. We are excited to work with him and look forward to benefiting from the valuable perspectives he will bring,” he stated.

Between 2007-2017, Mr. Owens served as the Executive Vice President of Capital Markets and as Chief Investment Officer at Piedmont Office Realty Trust (NYSE: PDM), an owner, manager, developer, redeveloper, and operator of Class A office properties located primarily in select sub-markets within seven major Eastern U.S. office markets. From 2002-2007, he was a Managing Director and Executive Vice President of Capital Markets at Wells Real Estate Funds (“Wells”). Prior to his tenure at Wells, Mr. Owens was a Senior Vice President at PM Realty Group, LP (1997-2002), and held managerial and leadership positions at other, well respected real estate organizations between 1982-2002. Mr. Owens received his Bachelor of Arts degree in economics from the University of Michigan in Ann Arbor, Michigan, in 1980, and his Master of Business Administration in Marketing and Real Estate from the Stephen M. Ross School of Business at the University of Michigan in 1982.

About COPT
COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties. The majority of its portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what it believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of December 31, 2020, the Company derived 87% of its core portfolio annualized rental revenue from Defense/IT Locations and 13% from its Regional Office Properties. As of the same date and including 17 properties owned through unconsolidated joint ventures, COPT’s core portfolio of 179 office and data center shell properties encompassed 20.8 million square feet and was 95.0% leased; the Company also owned one wholesale data center with a critical load of 19.25 megawatts that was 86.7% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.